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                                                                     EXHIBIT 3.3


                                    FORM OF
                           CERTIFICATE OF DESIGNATION
                                       OF
                      CONVERTIBLE PREFERRED STOCK SERIES A
                                       AND
                      CONVERTIBLE PREFERRED STOCK SERIES B
                                       OF
                              WCA WASTE CORPORATION


                                  INTRODUCTION

         A. The original certificate of incorporation (as the same may be amended from time to time, the "Certificate of Incorporation") of WCA Waste Corporation (the "Corporation") was filed with the office of the Secretary of State of Delaware on February 27, 2004.

         B. Pursuant to the Certificate of Incorporation, the Board of Directors of the Corporation has adopted, by unanimous consent in lieu of meeting, resolutions authorizing the issuance of the Convertible Preferred Stock Series A and the Convertible Preferred Stock Series B, each having the designations, preferences, rights, qualifications, limitations and restrictions set forth in this Certificate of Designation.

                                   ARTICLE I.
                      CONVERTIBLE PREFERRED STOCK SERIES A

         1. Designation. The designation of the series of Preferred Stock authorized by this Article I shall be the Convertible Preferred Stock Series A (the "Series A Preferred Stock").

         2. Number of Shares. The Corporation shall have authority to issue 2,150,000 shares of Series A Preferred Stock with a par value of $0.01 each.

         3. Dividends. The holders of Series A Preferred Stock shall be entitled to receive dividends if, as and when dividends are declared by the Board of Directors of the Corporation with respect to the Corporation's Common Stock as if each share of Series A Preferred Stock had been converted into one share of Common Stock immediately prior to the record date established with respect to such declaration of dividends.

         4. Voting Rights.

              (a) General. The holders of shares of the Series A Preferred Stock shall be entitled to vote on any matter put to a vote or written consent of the holders of the Common Stock of the Corporation as if each such share of Series A Preferred Stock had been converted into one-half (1/2) share of Common Stock. In addition, other than as provided in Section 3 with respect to dividends, the holders of the Series A Preferred Stock shall be entitled to all other rights accorded to holders of the Common Stock of the Corporation under the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws, as if each share of Series A Preferred Stock had been converted into one-half (1/2) share of Common Stock. Other than as

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expressly conferred by statute or provided in this Section 4, the holders of the
Series A Preferred Stock shall have no class voting rights.

              (b) Series A Preferred Directors. The holders of the Series A Preferred Stock shall have the exclusive and special right, voting separately as a class, to elect two directors of the Corporation (the "Series A Preferred Directors") at any annual meeting of the stockholders, at any special meeting of the stockholders called as herein provided or, if then permitted by the Certificate of Incorporation or Bylaws of the Corporation, by written consent in lieu of a meeting of stockholders. Such voting power shall continue to be vested in the holders of the Series A Preferred Stock until 500,000 or less shares (or such greater or lesser number of shares as shall be outstanding with respect to such shares following any reclassification, subdivision or combination of such shares) of Series A Preferred Stock shall be issued and outstanding. After his initial election each Series A Preferred Director shall serve as a director until the next annual meeting of stockholders and thereafter for a term of one year until the next annual meeting of stockholders or until his successor is elected and qualified as provided in Section 4(c). A Series A Preferred Director may be removed only by the vote of the holders of more than 50% of the issued and outstanding shares of Series A Preferred Stock, voting separately as a class. At any annual or special meeting of stockholders held while such special voting power shall be conferred upon holders of the Series A Preferred Stock, the holders of the Series A Preferred Stock, voting separately as a class, may fill any vacancy in the office of a Series A Preferred Director or may elect a successor to replace a Series A Preferred Director.

              (c) Special Meeting to Elect Series A Preferred Director. At any time the holders of the Series A Preferred Stock have special voting power pursuant to Section 4(c), the proper officers of the Corporation shall, upon the written request of the holders of record of 15% or more of the outstanding shares of the Series A Preferred Stock, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Series A Preferred Stock for the purpose of electing a Series A Preferred Director. The special meeting shall be held at the earliest practicable date thereafter and shall be held at the place for the holding of annual meetings of the stockholders of the Corporation. If the special meeting shall not be called by the officers of the Corporation within five days after personal service of the above request upon the Secretary of the Corporation, or within 10 days after mailing of same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office (the mailing to be conclusively evidenced by the registered receipt issued by the postal authorities), then the holders of record of 15% or more of the outstanding shares of the Series A Preferred Stock may designate in writing one of their number to call the meeting, and the meeting may be called by the so designated person upon the giving of notice to stockholders as provided in the Bylaws of the Corporation in effect on the date of filing of this Certificate of Designation for a special meeting of stockholders. Any holder so designated shall have access to the stock books of the Corporation for the purpose of causing such meeting to be called pursuant to these provisions. Notwithstanding the provisions of this Section 4(c), no special meeting shall be called by the holder designated pursuant to the second preceding sentence during the period within 30 days immediately preceding the date fixed for the next annual meeting of stockholders.

              (d) Manner of Voting. At any meeting held for the purpose of electing Series A Preferred Directors, voting together separately as a class, the presence, in person or by proxy, of the holders of at least 33-1/3% of the issued and outstanding shares of Series A Preferred


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Stock shall be required to constitute a quorum for the election of such Series A
Preferred Director. At any meeting or adjournment thereof (1) the absence of a quorum of holders of the Series A Preferred Stock shall not prevent the election of directors other than such Series A Preferred Director and the absence of a quorum of holders of any other class of capital stock shall not prevent election of such Series A Preferred Director, and (2) in the absence of either or both such quorums, the holders of Series A Preferred Stock representing a majority of the voting power present in person or by proxy of the Series A Preferred Stock shall have power to adjourn, until a quorum shall be present, the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting or unless otherwise required by law.

              (e) Covenants. So long as at least 500,000 shares (or such greater or lesser number of shares as shall be outstanding with respect to such shares following any reclassification, subdivision or combination of such shares) of Series A Preferred Stock are outstanding, (1) the day-to-day operations of the Corporation shall be managed by a four-member Executive Committee of the Board of Directors, two members of which shall be Series A Preferred Directors, and
(2) without the approval of the holders of a majority of the outstanding shares of Series A Preferred Stock, the Corporation shall not (A) make any payment on account of the purchase, directly or indirectly, redemption or other retirement of any shares of Common Stock or junior Preferred Stock of the Corporation, (B) in any manner alter or change the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Series A Preferred Stock, (C) except for up to 650,000 shares that may be issued to Mr. Kosti Shirvanian, or his designee, authorize or issue any additional shares of Series A Preferred Stock, (D) authorize, create or issue any class of stock ranking as to distribution of assets, senior to, or on parity with, the Series A Preferred Stock, or (E) except for Common Stock or securities convertible into shares of Common Stock entitled to an aggregate number of votes not exceeding the number of votes to which the holders of such securities would be entitled if all such securities were converted into shares of Common Stock (in each case not otherwise violating the provisions of this Section 4(e)), authorize, create or issue any class of stock ranking as to voting or dividends senior to, or on parity with, the Series A Preferred Stock; provided, however, that in lieu of being approved by the holders of the Series A Preferred Stock as provided herein, any of the matters in (A)-(D) above may be approved by unanimous consent of the Series A Preferred Directors.

         5. Liquidation Rights.

              (a) General. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, each holder of shares of Series A Preferred Stock then outstanding shall be entitled to receive payment out of the net assets of the Corporation (whether from capital or surplus or both) of $3.50 for each share of Series A Preferred Stock held, before any distribution or payment to the holders of shares of the Common Stock or any junior Preferred Stock of the Corporation. If the net assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock, then such cash, shares of stock, securities or other consideration shall be distributed pro rata to the holders of the Series A Preferred Stock based upon the proportion which the number of shares of Series A Preferred Stock held by each holder bears to the total number of shares of Series A Preferred Stock then outstanding.


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              (b) Distribution Other Than Cash. Whenever the distribution provided for in Section 5(a) shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

         6. Conversion Rights.

              (a) Right of Holders to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the 60th day prior to the occurrence of (1) the closing of a public offering of the Corporation's Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, (2) the completion of a merger, reorganization or consolidation of the Corporation with or into any operating entity, whether or not the Corporation is the surviving entity, if following such transaction more than fifty percent (50%) of the combined voting power of the then outstanding equity securities of the entity resulting from such transaction entitled to vote (or upon conversion, exchange, exercise or any other event, would be entitled to vote) generally in the election of directors (or the equivalent of directors) ("voting securities") is not beneficially owned, directly or indirectly, by the persons or entities who were the beneficial owners of at least fifty percent (50%) of the outstanding voting securities of the Corporation immediately prior to such transaction, or (3) the voluntary sale of all or substantially all of the assets of the Corporation (each a "Series A Conversion Event"), at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock (as defined in Section (1) of the Fourth paragraph of the Certificate of Incorporation) as is determined by dividing $3.50 by the Voluntary Series A Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock under this Section 6(a) (the "Voluntary Series A Conversion Price") shall initially be $4.15 per share of Common Stock. Such initial Voluntary Series A Conversion Price shall be adjusted as hereinafter provided.

              (b) Automatic Conversion. The Series A Preferred Stock shall be fully and automatically convertible into shares of Common Stock upon the occurrence of a Series A Conversion Event at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $3.50 by the Automatic Series A Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date of such closing. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock under this Section 6(b) (the "Automatic Series A Conversion Price") shall initially be $3.10 per share of Conversion Stock. Such initial Automatic Series A Conversion Price shall be adjusted as hereinafter provided.

              (c) Mechanics of Conversion.

                   (1) Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock,


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and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                   (2) If the conversion is in connection with a Series A Conversion Event, the conversion may, at the option of any holder tendering shares of Series A Preferred for conversion, be conditioned upon the closing of such Series A Conversion Event, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to such closing.

              (d) Adjustments to Series A Conversion Prices for Certain Diluting Issues.

                   (1) Special Definitions. For purposes of Sections 6(d)-(k), the following definitions apply:

                        A. "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 6(d)(3), deemed to be issued) by the Corporation after the Original Issue Date (defined below), for consideration per share that is less than the Involuntary Series A Conversion Price in effect on the date of, and immediately prior to, such issue.

                        B. "Common Stock" shall mean any class or series of Common Stock.

                        C. "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                        D. "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                        E. "Original Issue Date" shall mean the date on which a share of Series A Preferred Stock was first issued.

                        F. "Series A Conversion Prices" shall mean, collectively, the Voluntary Series A Conversion Price and the Automatic Series A Conversion Price.

                   (2) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(d)(3)), then the Series A Conversion Prices shall be


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reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Prices by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series A Conversion Prices in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series A Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series A Preferred Stock, Convertible Securities or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Series A Conversion Prices (or other conversion ratios) resulting from the issuance of the Additional Shares of Common Stock causing the adjustment in question.

                   (3) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities and Options therefor, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        A. no further adjustments in the Series A Conversion Prices shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        B. if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Series A Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Prices shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock);


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                        C. upon the expiration of any such Options or any rights
of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Prices computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if: (i) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange and (ii) in the case of Options for Convertible
Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                        D. no readjustment pursuant to (B) or (C) above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Prices on the original adjustment date and (ii) the Series A Conversion Prices that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                        E. in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Prices shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in (C) above.

              (e) Determination of Consideration. For purposes of this Section 6, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                   (1) Cash and Property. Such consideration shall:

                        A. insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                        B. insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                        C. in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which


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covers both, be the proportion of such consideration so received, computed as provided in (A) and (B) above, as determined in good faith by the Board of Directors.

                   (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(d)(3) relating to Options and Convertible Securities shall be determined by dividing:

                        A. the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                        B. the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

              (f) Adjustments to Series A Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Prices in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

              (g) Adjustments to Series A Conversion Prices for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(f) or a merger or other reorganization referred to in
Section 6(a)), the Series A Conversion Prices then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common


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Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before that change.

              (h) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Prices pursuant to this
Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (1) such adjustments and readjustments, (2) the Series A Conversion Prices at the time in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock.

              (i) Notices of Record Date. In the event that the Corporation shall propose at any time: (1) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (2) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (3) to merge or consolidate with or into any other corporation or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock:

                        A. at least 20 days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (2) and (3) above; and

                        B. in the case of the matters referred to in (2) and (3) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

              (j) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

              (k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock; and if at any time the number


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of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

              (l) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

                                   ARTICLE II.
                      CONVERTIBLE PREFERRED STOCK SERIES B

         1. Designation; Rank. The designation of the series of Preferred Stock authorized by this Article II shall be the Convertible Preferred Stock Series B (the "Series B Preferred Stock"). The Series B Preferred Stock shall, with respect to distributions upon any liquidation, dissolution, or winding up of the Corporation, rank senior to all classes of Common Stock of the Corporation, the Series A Preferred Stock, and to each other class of capital stock of the Corporation or series of preferred stock of the Corporation hereafter established, the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series B Preferred Stock as to distributions upon any liquidation, dissolution or winding up of the Corporation.

         2. Number of Shares. The Corporation shall have authority to issue 5,048,077 shares of Series B Preferred Stock with a par value of $0.01 each.

         3. Dividends. The holders of Series B Preferred Stock shall be entitled to receive dividends if, as and when dividends are declared by the Board of Directors of the Corporation with respect to the Corporation's Common Stock as if each share of Series B Preferred Stock had been converted into one share of Common Stock immediately prior to the record date established with respect to such declaration of dividends.

         4. Voting Rights.

              (a) General. The holders of shares of the Series B Preferred Stock shall be entitled to vote on any matter put to a vote or written consent of the holders of the Common Stock of the Corporation as if each such share of Series B Preferred Stock had been converted into one (1) share of Common Stock. In addition, the holders of the Series B Preferred Stock shall be entitled to all other rights accorded to holders of the Common Stock of the Corporation under the Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws, as if each share of Series B Preferred Stock had been converted into one
(1) share of Common Stock. Other than as expressly conferred by statute or provided in this Section 4, the holders of the Series B Preferred Stock shall have no class voting rights.

              (b) Series B Preferred Directors. Except as otherwise provided by and subject to the terms and conditions of any stockholders agreement to which they are parties, the


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holders of the Series B Preferred Stock shall have the exclusive and special right, voting separately as a class, to elect up to two (2) directors of the Corporation (the "Series B Preferred Directors") at any annual meeting of the stockholders, at any special meeting of the stockholders called as herein provided or, if then permitted by the Certificate of Incorporation or Bylaws of the Corporation, by written consent in lieu of a meeting of stockholders. Such voting power shall continue to be vested in the holders of Series B Preferred Stock until 1,350,000 or less shares (or such greater or lesser number of shares as shall be outstanding with respect to such shares following any reclassification, subdivision or combination of such shares) of Series B Preferred Stock shall be issued and outstanding. After his initial election, each Series B Preferred Director shall serve as a director until the next annual meeting of stockholders and thereafter for a term of one year until the next annual meeting of stockholders or until his successor is elected and qualified as provided in Section 4(c). A Series B Preferred Director may be removed only by the vote of the holders of more than fifty percent (50%) of the issued and outstanding shares of Series B Preferred Stock, voting separately as a class. At any annual or special meeting of stockholders held while such special voting power shall still be conferred upon holders of the Series B Preferred Stock, the holders of the Series B Preferred Stock, voting separately as a class, may fill any vacancy in the office of a Series B Preferred Director or may elect a successor to replace a Series B Preferred Director.

              (c) Special Meeting to Elect Series B Preferred Director. At any time the holders of the Series B Preferred Stock have special voting power as to the Corporation's directors pursuant to Section 4(b), the proper officers of the Corporation shall, upon the written request of the holders of record of 20% or more of the outstanding shares of the Series B Preferred Stock, addressed to the Secretary of the Corporation, call a special meeting of the holders of the Series B Preferred Stock for the purpose of electing a Series B Preferred Director. The special meeting shall be held at the earliest practicable date thereafter and shall be held at the place for the holding of annual meetings of the stockholders of the Corporation. If the special meeting shall not be called by the officers of the Corporation within five (5) days after personal service of the above request upon the Secretary of the Corporation, or within ten (10) days after mailing of same within the United States of America by registered mail addressed to the Secretary of the Corporation at its principal office (the mailing to be conclusively evidenced by the registered receipt issued by the postal authorities), then the holders of record of 20% or more of the outstanding shares of the Series B Preferred Stock may designate in writing one of their number to call the meeting, and the meeting may be called by the so designated person upon the giving of notice to stockholders as provided in the Bylaws of the Corporation in effect on the date of filing of this Certificate of Designation for a special meeting of stockholders. Any holder so designated shall have access to the stock record books of the Corporation for the purpose of causing such meeting to be called pursuant to these provisions. Notwithstanding the provisions of this Section 4(c), no special meeting shall be called by the holder designated pursuant to the second preceding sentence during the period within thirty (30) days immediately preceding the date fixed for the next annual meeting of stockholders.

              (d) Manner of Voting. At any special meeting held for the purpose of electing Series B Preferred Directors, the presence, in person or by proxy, of the holders of at least 20% of the issued and outstanding shares of Series B Preferred Stock, voting together as a separate class, shall be required to constitute a quorum for the election of such Series B Preferred Directors. At any meeting or adjournment thereof (1) the absence of a quorum of holders of the

Series B Preferred Stock shall not prevent the general election of directors, other than the election of such Series B Preferred Directors, (2) the absence of a quorum of holders of any other class of capital stock shall not prevent election of such Series B Preferred Directors, and (3) in the absence of either or both such quorums, the holders of Series B Preferred Stock representing a majority of the voting power present in person or by proxy of the Series B Preferred Stock shall have power to adjourn, until a quorum shall be present, the meeting for the election of Series B Preferred Directors which they are entitled to elect, from time to time without notice, other than announcement at the meeting or unless otherwise required by law.

              (e) Action Requiring a Series B Directors Vote. So long as at least 1,350,000 shares of Series B Preferred Stock remain outstanding (or such greater or lesser number of shares as shall be outstanding with respect to such shares following any reclassification, subdivision or combination of such shares), the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of a majority of the Series B
Directors:

                   (1) create, by reclassification or otherwise, or issue, any new class of securities senior to or in parity with the Series B Preferred Stock, whether with respect to voting rights, liquidation preference, dividend rights or otherwise;

                   (2) amend, alter or change the designations or the powers, preferences, privileges or rights, or the qualifications, limitations or restrictions of the Series B Preferred Stock in any manner;

                   (3) increase or decrease the authorized number of shares of the Series B Preferred Stock;

                   (4) amend, alter or change the Corporation's Certificate of Incorporation, Bylaws or any stockholder or voting agreements between the Corporation and one or more of its stockholders;

                   (5) increase or decrease the number of members of the Board of Directors above or below five (5), or such other number as is approved by the Series B Directors from time to time, or remove a member of the Board of Directors;

                   (6) incur any indebtedness, or refinance any indebtedness, having an original principal amount or currently outstanding principal and interest greater than $1,000,000, other than as incurred consistent with the current Budget (as defined in Section 4(f)(1) below);

                   (7) take any action which results in the sale, conveyance or disposition of all or substantially all of the Corporation's property or business or results in any merger into or consolidation with any other corporation or other legal entity (other than a wholly-owned subsidiary of this Corporation), other than consistent with the current Budget;

                   (8) take any action which results in the sale, conveyance or disposition of any asset of the Corporation or group of assets (in one or a series of related transactions) having a book value or fair market value in excess of $1,000,000.00, other than consistent with the current Budget;

                   (9) acquire another corporation or other legal entity or business through merger, the purchase of assets or otherwise (other than a wholly-owned subsidiary of this Corporation), other than consistent with the current Budget;

                   (10) make any acquisition of assets in excess of $500,000.00, other than expenditures for capital equipment that are made consistent with the current Budget;

                   (11) adopt and implement the Budget, or alter, amend or change the annual Budget once it is approved;

                   (12) take any action which causes the Company to incur any expenses or to make any expenditures that exceed the annual amounts approved for such expenses or expenditures, considered individually or in the aggregate, in the current year's Budget by five percent (5%) or more;

                   (13) make any change to the compensation of any employee who is currently paid a base salary of at least $100,000.00, including any grant or other issuance of stock options, shares of stock or other securities and the payment of annual or special bonuses, other than as incurred consistent with the current Budget;

                   (14) amend, alter or revise the Stock Option Plan; or

                   (15) make any change to the employment contracts or terms of employment applicable to Tom J. Fatjo, Jr., Jerome Kruszka, Charles Casalinova or Tom J. Fatjo, III.

              (f) Covenants. So long as at least 1,350,000 shares (or such greater or lesser number of shares as shall be outstanding with respect to such shares following any reclassification, subdivision or combination of such shares) of Series B Preferred Stock are outstanding, the Corporation shall comply with the following covenants:

                   (1) As soon as practicable before the end of each fiscal year, and in any event at least 30 days before the end of such fiscal year, the Series B Directors shall cause, and shall have authority to cause, projections of anticipated consolidated profits and losses, cash flow and the balance sheet of the Corporation and its subsidiaries on a monthly basis, all estimated for the next fiscal year (the "Budget"), all on a basis consistent with prior periods (including, among other items, appropriate reserves, accruals and provisions for income taxes) to be prepared by the officers of the Corporation, which shall represent the best estimate of such officers of the foregoing, based upon available information, and such Budget shall be presented to the Series B Directors for their review and approval. The Series B Directors shall review the Budget as soon as reasonably practicable and make such changes thereto as they shall deem appropriate in their discretion. Once the Budget is approved by the Series B Directors, the Budget will be in effect and binding upon the Company, and the Company shall operate within the financial and business parameters established by the Budget. A copy of the Budget shall be distributed to the remaining directors of the Corporation and the executive officers of the Corporation promptly after its approval. If a Budget for the new fiscal year is not approved before the end of the fiscal year in which the officers prepare the Budget, the Budget for the prior year shall apply, except that any special or one-time allocations, such as capital expenditures or acquisition and financing expenses, shall be disregarded.

                   (2) On or before the 30th day following the end of each calendar month, the Corporation shall cause to be prepared and distributed to the Series B Directors monthly financial statements of earnings and cash flows of the Corporation, which shall be prepared in a format that is consistent with the monthly reports distributed to the chief executive officer and chief financial officer of the Corporation and otherwise reasonably acceptable to the Series B Directors.

         5. Liquidation Rights.

              (a) General. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, voluntary or involuntary, each holder of shares of Series B Preferred Stock then outstanding shall be entitled to receive payment out of the net assets of the Corporation (whether from capital or surplus or both) of $2.60 for each share of Series B Preferred Stock held, before any distribution or payment to the holders of shares of the Common Stock, the Series A Preferred Stock or any other Preferred Stock of the Corporation junior to the Series B Preferred Stock. If the net assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock, then such cash, shares of stock, securities or other consideration shall be distributed pro rata to the holders of the Series B Preferred Stock based upon the proportion which the number of shares of Series B Preferred Stock held by each holder bears to the total number of shares of Series B Preferred Stock then outstanding.

              (b) Distribution Other Than Cash. Whenever the distribution provided for in Section 5(a) shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

         6. Conversion Rights.

              (a) The shares of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares. Any outstanding shares of Series B Preferred Stock that have not previously been converted hereunder shall be fully and automatically convertible into shares of Common Stock upon the occurrence of (1) the closing of a public offering of the Corporation's Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, in which (A) the offering price equals or exceeds $6.00 per share and (B) the aggregate gross proceeds received by the Corporation and/or the selling stockholders equals or exceeds Twenty-four Million Dollars ($24,000,000.00); (2) the completion of a merger, reorganization or consolidation of the Corporation with or into any operating entity, whether or not the Corporation is the surviving entity, if following such transaction more than fifty percent (50%) of the combined voting power of the then outstanding equity securities of the surviving entity entitled to vote (or upon conversion, exchange, exercise or any other event, would be entitled to vote) generally in the election of directors ("Voting Securities") is not beneficially owned, directly or indirectly, by the persons or entities who were the beneficial owners of at least fifty percent (50%) of the outstanding Voting Securities of the Corporation immediately prior to such transaction; or (3) the voluntary sale of all or substantially all of the assets of the Corporation (each a "Series B Conversion Event"), at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.60 by the Series B Conversion Price (as hereinafter defined) applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred Stock under this
Section 6(a) (the "Series B Conversion Price") shall initially be $2.60 per share of Common Stock. Such initial Series B Conversion Price shall be adjusted as hereinafter provided.

              (b) Mechanics of Conversion.

                   (1) Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                   (2) If the conversion is in connection with a Series B Conversion Event, the conversion may, at the option of any holder tendering shares of Series B Preferred for conversion, be conditioned upon the closing of such Series B Conversion Event, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to such closing.

              (c) Adjustments to Series B Conversion Price for Certain Diluting Issues.

                   (1) Special Definitions. For purposes of Sections 6(d)-(k), the following definitions apply:

                        A. "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 6(d)(3), deemed to be issued) by the Corporation after the Original Issue Date (defined below), for consideration per share that is less than the Series B Conversion Price in effect on the date of, and immediately prior to, such issue.

                        B. "Common Stock" shall mean any class or series of Common Stock.

                        C. "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock and Series B Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                        D. "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                        E. "Original Issue Date" shall mean the date on which a share of Series B Preferred Stock was first issued.

                   (2) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation, at any time after the Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(d)(3)), then the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Series B Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all shares of Series B Preferred Stock and all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance and any outstanding warrants, options or other rights for the purchase of shares of stock or convertible securities had been fully exercised immediately prior to such issuance (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date, but not including in such calculation any additional shares of Common Stock issuable with respect to shares of Series B Preferred Stock, Convertible Securities or outstanding options, warrants or other rights for the purchase of shares of stock or convertible securities, solely as a result of the adjustment of the Series B Conversion Price (or other conversion ratios) resulting from the issuance of the Additional Shares of Common Stock causing the adjustment in question.

                   (3) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities and Options therefor, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        A. no further adjustments in the Series B Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                        B. if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series B Conversion Price shall affect Common Stock previously issued upon conversion of the Series B Preferred Stock);

                        C. upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if: (i) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange and (ii) in the case of Options for Convertible Securities only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                        D. no readjustment pursuant to (B) or (C) above shall have the effect of increasing the Series B Conversion Price to an amount which exceeds the lower of (i) the Series B Conversion Price on the original adjustment date and (ii) the Series B Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                        E. in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series B Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in (C) above.

              (d) Determination of Consideration. For purposes of this Section 6, the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                   (1) Cash and Property. Such consideration shall:

                        A. insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                        B. insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                        C. in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in (A) and (B) above, as determined in good faith by the Board of Directors.

                   (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(d)(3) relating to Options and Convertible Securities shall be determined by dividing:

                        A. the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                        B. the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

              (e) Adjustments to Series B Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Corporation at any time or from time to time after the Original Issue Date shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series B Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

              (f) Adjustments to Series B Conversion Price for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(e) or a merger or other reorganization referred to in
Section 6(a)), the Series B Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock immediately before that change.

              (g) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series B Conversion Price pursuant to this
Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (1) such adjustments and readjustments, (2) the Series B Conversion Price at the time in effect and (3) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock.

              (h) Notices of Record Date. In the event that the Corporation shall propose at any time: (1) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (2) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (3) to merge or consolidate with or into any other corporation or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then in connection with each such event, the Corporation shall send to the holders of Series B Preferred Stock:

                   (1) at least 20 days' prior written notice of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (2) and (3) above; and

                   (2) in the case of the matters referred to in (2) and (3) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

              (i) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

              (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these Articles.

              (k) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of shares of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Corporation.

         The Board of Directors of the Corporation adopted this Certificate of Designation effective as of _____ ___, 2004 and has caused this Certificate of Designation to be executed as the Corporation's act and deed by Tom J. Fatjo, III, Vice President of the Corporation, on _____ ___, 2004.


                                       WCA Waste Corporation



                                       By:
                                          --------------------------------------
                                       Name:    Tom J. Fatjo, III
                                            ------------------------------------
                                       Title:   Senior Vice President
                                             -----------------------------------